Exhibit No. 3.8
                          By-Laws of ECSI FOIDS, Inc.
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                                    BY-LAWS

                                       OF

                                ECSI-FOIDS INC.
                              --------------------

                            A New Jersey Corporation

                              ARTICLE I - OFFICES

The registered office of the Corporation in the State of New Jersey shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of New Jersey as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings: (Section 14A:5-2*)

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors, at the time fixed from time to time by the Directors, provided that the first annual meeting shall be held on a date written thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meting. If any reason the Directors shall fail to fix the time for an annual meeting, such meeting shall be hold on the first Tuesday of ______ (month).

Section 2 - Special Meetings: (Section 14A:5-3)

Special meetings of the shareholders shall be held within or without the State of New Jersey. Such meetings may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders not less than ten per cent (10%) of the shares then outstanding and entitled to vote thereat.

Section 3 - Place of Meetings: (Section 14A:5-2)

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of New Jersey as the Directors may from time to time fix.

* Unless otherwise stated herein, all references to Sections here refer to those sections in TItle 14A of the New Jersey Business Corporations Act.


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Section 4 - Notice of Meetings: (Section 14A:5-4)

(a) Written or printed notice of each meeting of shareholders whether annual or special stating the time when and place where it is to be held, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request, with the postage thereon prepaid.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, without protesting the lack of notice thereof, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum: (Section 14A:5-9)

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), or for meetings ordered by the Superior Court called pursuant to Sections 14A:5-2 and 14A:5-3 of the New Jersey Business Corporations Act, a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter ar represented at the meeting in person or by proxy. The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.


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(b) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6 - Voting: (Sections 14A:5-10 and 14A:5-19)

(a) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, any corporate action, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shareholder entitled to vote is required by statute, to be taken by vote of the shareholders, shall be authorized by an affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself or by his attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless it is irrevocable as provided for in Section 14A:5-19 of the New Jersey Business Corporation Act. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or the guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting such substitution is filed with the Secretary of the Corporation. A telegram, telex, cablegram, or similar transmission by the shareholder, or as a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as a valid proxy. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.


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ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office: (Section 14A:6-1)

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of (), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of Directors shall not be less than the number of shareholders. The Board of Directors shall have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum herein before prescribed.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election or until his prior death, resignation or removal.

Section 2 - Duties and Powers: (Section 14A:6-1)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual Meetings: Notice: (Section 14A:6-1O)

(a) An annual meeting of the Board of Directors shall be held either within or without the State of New Jersey at such time and at such place as the Board shall fix; so long as such meeting immediately follows the annual meeting of the shareholders and is at the place of such annual meeting of shareholders. In the absence of the Board fixing such time and place, such meeting shall be held at noon on the first Tuesday of ______(month).

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this


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Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings: Notice: (Section 14a:6-10)

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the business to be transacted at or the purposes or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson: (Section 14A:6-15)

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments: (Section 14A:6-7)

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these ByLaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting: (Section 14A:6-7 & 6-10)

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.


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(b) Except as otherwise provided by statute, by the Certificate of
Incorporation, or these ByLaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof. Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any certificate or document filed with the Secretary of the State of New Jersey.

(c) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies: (Section 14A:6-5)

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

(b) Unless otherwise provided for by statute, the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations hall become effective.

Section 9 - Resignation: (Section 14A:6-3)

A Director may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon receipt thereof by the Corporation, or at such subsequent time as shall be specified in such resignation.

Section 10 - Removal: (Section 14A:6-6)

One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.


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Section II - Salary: (Section 14A:6-6)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Contracts: (Section 14A:6-8)

(a) Any contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a Director or officer or are Directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors before the Board of Directors approves or ratifies such contract or other transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

(b) Any actions taken at a meeting of any such committee provided for herein shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

(c) The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Section 13 - Committees: (Section 14A:6-9)

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                             ARTICLE IV - OFFICERS

Section 1 - Number. Qualifications. Election and Term of Office (Section
14A:6-15)

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairperson of the Board of Directors, and one or more Vice Presidents,


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as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, subject to earlier termination by his or her death, resignation or removal.

(d) Each officer shall have the authority to perform such duties as may be provided for in these ByLaws or as may be determined, from time to time, by resolution of the Board not inconsistent with these ByLaws.

(e) Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these ByLaws to be executed, acknowledged, or verified by two or more officers.

Section 2 - Resignation: (Section 14A:6-16)

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal: (Section 14A:6-16)

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time. Any officer elected by the shareholders may be removed, with or without cause, only be vote of the shareholders, but his authority to act as an officer may be suspended by the Board of Directors for cause.

Section 4 - Vacancies: (Section 14A:6-5)

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors, even though there is less than a quorum of the Board, or by the sole remaining Director.

(b) Whenever one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.


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(c) Any directorship not filled by the Board, may be filled by the shareholders of the corporation at any annual or special meeting called for that purpose.

(d) If the Corporation has, for any reason, no Directors in office, any shareholder or executor or administrator of a deceased shareholder my call a special meeting of shareholders for the election of Directors.

Section 5 - Duties of Officers: (Section 14A:6-1)

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such authority and perform such duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these ByLaws, or may from time to time be specifically conferred or imposed by the Board of Directors, not inconsistent with these Bylaws.

Section 7 - Shares of Other Corporations: (Section 14A:6-15)

The President, any Vice President, or such other person as the Board of Directors may authorize, may execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation, subject to the direction of the Board of Directors.

Section 8 - Compensation: (Section 14A:6-8)

The Compensation of the officers of the Corporation, shall be fixed from time to time by the Board of Directors.

                          ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock: (Section 14A:7-11 & 14A:7-13)

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. The certificates representing shares of the Corporation shall bear the holder's name and the number of shares, and;

      (i) shall be signed in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board or the President, and may be countersigned by the Treasurer or the Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation; and

      (ii) shall state upon the face thereof that the Corporation is organized under the laws of New Jersey; the name of the person to whom issued; and the number and class of shares, and the designation of the series, if any, which such certificate represents; and

      (iii) may bear the corporate seal or a facsimile thereof.

      In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were an officer at the date of its issue.


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Within a reasonable time after the issuance of by the Board or the transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or states on certificates by this subsection of these Bylaws.

      Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

(b) If the Corporation is authorized in its Certificate of Incorporation to issue shares of more than one class and such shares are certificated, such certificate shall set forth upon or the back thereof, a full statement:

      (i) of the designations, relative rights, preferences and limitation s of the shares of each class and series authorized to be issued, so far as the same has been determined; and

      (ii) of the authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitation s of any class or series; or

      (iii) shall set forth that the Corporation shall furnish to any shareholder, upon request and without charge, such a full statement.

(c) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(d) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates: ((Section 12A:8-405)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates to be issued in place of any certificate or certificates, theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

      (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

      (b) files with the Corporation a sufficient indemnity bond; and

      (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.


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Section 3 - Transfers of Shares: (Section 14A:7-12)

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Record Books of the Corporation.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date: (Section 14A:5-7)

(a) The Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for a shareholders entitled to notice of meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business

(b) If no record date is fixed, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

                   ARTICLE VI - DIVIDENDS (Section 14A:7-14)

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine so long as after the payment of such dividend the Corporation:

      (a) is still able to pay its debts as they become due in the ordinary course of business; and

      (b) the Corporation's total assets are greater than its total liabilities.

                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to changed by the Board of Directors from time to time, subject to applicable law.


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               ARTICLE VIII - CORPORATE SEAL [Section 14A:3-1(c)]

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

                   ARTICLE IX - AMENDMENTS (Section 14A:2-9)

Section 1 - Initial Bylaws:

The initial Bylaws of the Corporation shall be adopted by the Board of Directors at its organizational meeting.

Section 2 - By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 3 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation; however, Bylaws made by the Board may be altered or repealed, and new Bylaws made by the shareholders.

                    ARTICLE X - INDEMNITY (Section 14A:3-5)

(a) To the extent permitted by law: the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to be best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a Director, Officer,


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employee or agent of the Corporation, or is or was serving at the request of the
Corporation, as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and i a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a Director, Officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding refereed to in subsection (a) and (b) of this Article and Section, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses, including attorneys" fees actually and reasonably incurred by him/her in connection therewith.

(d) Any indemnification under subsections (a) or (b) of this Article and Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in subsections (a) or (b) of this Article and Section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such pa quorum is not obtainable, or, even if obtainable as a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Corporation.

(e) Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized the manner provided in subsection (d) of this Article and Section upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately e determined that he/she is entitled to be indemnified by the Corporation as authorized in this Article and Section.

(f) The indemnification provided by this Article and Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, but has to action in his/her official capacity nd as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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